Exhibit 10.1

INDUSTRIAL LEASE (NET-NET-NET)

1.            PARTIES: This Lease, dated, for reference purposes only, September 3, 2017, is made by and between 2034 LLC (herein called “Landlord”) and Arcimoto, Inc. (An Oregon C-Corporation) (herein called “Tenant”).

2.            PREMISES: Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the City of Eugene, County of Lane, State of Oregon, commonly known as 2034 West 2nd Avenue, and described as a building and storage yard. Said real property, including the land and all improvements thereon, is hereby called “the Premises.” The Premises do not include the truck repair room.

3.            TERM:

3.1.          Term. The term of this Lease shall be for forty-two months (42 months), commencing on October 1st, 2017 and ending on March 31st, 2021, unless sooner terminated pursuant to any provision hereof.

3.2.          Early Possession. In the event that Landlord shall permit Tenant to occupy the Premises prior to the commencement date of the term, such occupancy shall be subject to all of the provisions of this Lease. Said early possession shall not advance the termination date of this Lease.

3.3.          Delivery of Possession. Tenant shall be deemed to have taken possession of the Premises when Landlord delivers possession of the Premises to tenant.

4.            RENT:

4.1.          Tenant shall pay to Landlord as rent for the Premises equal monthly installments of $12,500 on the first day of each month, subject, however, to the following:

Rent shall be payable without demand or notice and without any reduction or offset or abatement in lawful money of the United States of America to Landlord at the address stated herein or such other address and/or persons as Landlord may designate in writing. If the first month of this Lease is less than 30 days, then Tenant shall pay to Landlord 1/30th of the full monthly rent for each day of the partial first month. Then, Tenant shall pay twice the monthly rental for the first full month of the Lease, and one dollar for the 42nd month.

4.2.          Additional Charges. This Lease is what is commonly called a “net lease,” it being understood that Landlord shall receive the rent set forth in Article 4.1 free and clear of any and all impositions, taxes, real estate taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operations of the Premises. In addition to the rent reserved by Article 4.1, Tenant shall pay to the parties respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the term hereof. All of such charges, costs and expenses shall constitute additional charges, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of the Tenant to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by the Tenant and that the Tenant shall in no event be entitled to any abatement of or reduction in rent payable hereunder, except as herein expressly provided. Any present or future law to the contrary shall not alter this agreement of the parties.

INDUSTRIAL LEASE - 1	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

5.            USE:

5.1.          Use. The Premises shall be used and occupied only for vehicle development, manufacturing, warehouse and general office use.

5.2.          Compliance with Law. Tenant shall, at Tenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance, or, if there shall be more than one tenant of the building containing the Premises, which shall tend to unreasonably disturb such other tenants.

5.3.          Conditions of Premises. Except as noted in Section 6.0 below, Tenant hereby accepts the Premises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Tenant’s agent has made any representation or warranty as to the suitability of the Premises for the conduct of tenant’s business.

5.4.          Insurance Cancellation. Notwithstanding the provisions of Article 5.1 hereinabove, no use shall be made or permitted to be made of the Premises nor acts done which will cause the cancellation of any insurance policy covering said Premises or any building of which the Premises may be a part, and if Tenant’s use of the Premises causes an increase in said insurance rates Tenant shall pay any such increase.

5.5.          Landlord’s Rules and Regulations. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate.

Landlord reserves the right from time to time to make all reasonable modifications to said rules and regulations, provided such modifications shall not interfere with Tenant’s approved uses under the terms of this Lease. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

INDUSTRIAL LEASE - 2	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

6.            MAINTENANCE, REPAIRS AND ALTERATIONS:

6.0.          Landlord and Tenant acknowledge that the Premises has multiple roof leaks. Landlord will hire a contractor to repair the roof to a leak-free state with a warranty of at least 10 years. Landlord shall pay for all costs associated with this roof repair, after which the responsibility for maintaining the roof shall be the responsibility of the Tenant.

6.1.          Tenant’s Obligations. Tenant shall, during the term of this Lease, keep in good order, condition and repair, including but not limited to the Premises and every part thereof, and all adjacent sidewalks, landscaping, driveways, roofs, parking lots, fences and signs located in the areas which are adjacent to and included with the Premises. Landlord shall incur no expense nor have any obligation of any kind whatsoever in connection with the maintenance of the Premises, and Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

6.2.          Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by its use thereof, or by the removal of Tenant’s trade fixtures, furnishings and equipment pursuant to Article 6.4(c), which repair shall include the patching and filling of holes and repair of structural damage.

6.3.          Landlord’s Rights. If Tenant fails to perform Tenant’s obligations under this Article 6, Landlord may at its option (but shall not be required to) enter upon the Premises and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten percent (10%) per annum or the prime rate plus 2%, whichever is greater, shall become due and payable as additional rental to Landlord together with Tenant’s next rental installment.

6.4.         Alterations and Additions:

(a)          Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements, or additions, in, on or about the Premises, except for non-structural alterations not exceeding $1,000 in cost. As a condition to giving such consent, Landlord may require that Tenant remove any such alterations, improvements, additions or utility installments at the expiration of the term, and to restore the Premises to their prior condition. Before any labor is performed in the construction, alteration or repair of any improvements in the Premises, and before any material for such work is delivered to the Premises, Tenant shall secure a written lien waiver from the contractor, or material man, before the work is commenced, or material is delivered, if the work to be performed, and the material to be delivered, exceeds $2,000. Landlord hereby consents to the anticipated alterations and improvements set forth on Exhibit A, and to any additions or modifications to Exhibit A as may be reasonably necessary to improve the Premises to manufacturing standards.

INDUSTRIAL LEASE - 3	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

(b)          Before commencing any work relating to alterations, additions and improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall then have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord reasonably deems necessary to protect the Premises and Landlord from mechanics’ liens, materialmen’s liens and any other liens. In any event, Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or to Tenant’s agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant. Landlord may post, and Tenant at all times will maintain in a conspicuous place on the Premises, a notice, in writing, in the form required by ORS 87.030, that Landlord, as owner of the Premises, will not be liable for any claims for material furnished or used or labor performed in the construction, alteration or repair of any improvement on the Premises.

(c)          Unless Landlord requires their removal, as set forth in Article 6.4(a), all alterations, improvements or additions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provision of this Article 6.4(c), Tenant’s machinery, equipment and other trade fixtures other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Article 6.2.

7.            INSURANCE; INDEMNITY:

7.1.          Insuring Party. As used in this Article 7, the term “insuring party” shall mean the lessee, who has the obligation to obtain the insurance required hereunder.

7.2.          Liability Insurance. The Tenant shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $3,000,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $4,000,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $1,000,000, the limits of said insurance shall not, however, limit the liability of Tenant hereunder. If the Tenant shall fail to procure and maintain said insurance the Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

7.3.          Property Insurance. The insured party shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement cost value thereof as provided by Landlord, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, earthquake and special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment for loss thereunder to Landlord or to the holder of the first mortgage or deed of trust on the Premises. If the insuring party shall fail to procure and maintain said insurance the other party may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

INDUSTRIAL LEASE - 4	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

7.4.          Insurance Policies. Insurance required hereunder shall be in companies rated A- or better in “Best’s Insurance Guide.” The insuring party shall deliver, prior to possession to the other party, copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord, if Tenant is the insuring party. Tenant shall, no less than thirty (30) days, ten (10) days for non-payment or cancellation, prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Article 7.3. Tenant shall forthwith, upon Landlord’s demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. If Landlord is the insuring party, and if the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed.

7.5.          Waiver of Subrogation. Tenant and Landlord each waives any and all rights to recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

7.6.          Hold Harmless. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the provisions of this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees and from any and all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect to Landlord except where such claim arises out of the gross negligence or willful misconduct of Landlord or its agents.

INDUSTRIAL LEASE - 5	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

7.7.          Exemption of Landlord from Liability. Except where such claim arises out of the gross negligence or willful misconduct of Landlord or its agent, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, or injury to Tenant’s employees, invitees, customers, or any other person on or about the Premises, whether such damage or injury is caused by or results from accident, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air condition or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act of neglect of any other tenant, if any, of the building in which the Premises are located.

8.            DAMAGE OR DESTRUCTION:

8.1.          In the event the improvements on the Premises are damaged or destroyed, partially or totally, from any cause whatsoever, whether or not such damage or destruction is covered by any insurance required to be maintained under Article 7, the Tenant shall repair, restore, and rebuild the Premises to their condition existing immediately prior to such damage or destruction and this Lease shall continue in full force and effect. Such repair, restoration and rebuilding (all of which are herein called the “repair”) shall be commenced within a reasonable time after such damage or destruction and shall be diligently prosecuted to completion. There shall be no abatement of rent or of any other obligation of Tenant hereunder by reason of such damage or destruction.

8.2.          Damage Near End of Term. If the Premises are partially destroyed or damaged during the last six (6) months of the term of this Lease, Landlord or Tenant may, at either party’s option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damages.

8.3.          Prorations. Upon termination of this Lease pursuant to this Article 8, a pro rata adjustment of rent based upon a thirty (30) day month shall be made.

9.            REAL PROPERTY TAXES:

9.1.          Definition of “Real Property” Taxes. As used herein, the term “real property taxes” includes any form of assessment, license fee, rent tax, levy, penalty, or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof (including but not limited to all special assessments and installments of taxes assessed for the payment of improvements made by the taxing authority), as against any legal or equitable interest of Landlord in the Premises, and any city or county business income tax based directly or indirectly on the rent paid by Tenant or income received by Landlord from the Premises, excluding all federal and state income taxes. Landlord may elect to pay any special assessment assessed against the Premises in installments over the maximum period allowed by the taxing body, and Tenant will pay all installments payable during the term.

INDUSTRIAL LEASE - 6	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

9.2.          Payment of Taxes, Right to Contest. Landlord shall pay all real property taxes applicable to the Premises during the term of this Lease. Landlord shall provide written notice to Tenant at least ten days prior to payment of such taxes, and Tenant shall have the right to contest or appeal such taxes with the taxing authority, at Tenant’s sole cost and expense, on Landlord’s behalf. Landlord shall reasonably cooperate in any such appeal, but Tenant shall be responsible for all costs and expenses related thereto and shall ultimately be responsible for reimbursing Landlord for the actual taxes ultimately imposed, as provided herein.

Tenant shall reimburse Landlord within ten (10) days from receiving notice that Landlord has paid real property taxes applicable to the Premises. If not paid within ten (10) days, then Landlord shall be entitled to recover from Tenant interest at the rate of 10% per annum upon Landlord’s expenditure, from the date of the expenditure, or prime rate plus 2%, whichever is greater, until paid. Tenant shall be obligated to pay only those real property taxes applicable to the Premises during the term of this Lease. If, at the beginning of lease term, Landlord shall have prepaid real property taxes, then Tenant shall, upon being furnished information that said taxes have been paid, thereupon immediately reimburse Landlord for Tenant’s prorated share of the taxes so prepaid.

9.3.          Personal Property Taxes.

(a)           Tenant shall pay prior to delinquency all taxes assessed and levied upon leasehold improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause said leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

(b)           If any of Tenant’s said personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

10.          UTILITIES: Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

11.          ASSIGNMENT AND SUBLETTING:

11.1.        Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, sublet or otherwise transfer all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, or subletting without such consent shall be void and shall constitute a breach of the Lease.

INDUSTRIAL LEASE - 7	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

11.2.        No Release of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

12.          DEFAULT:

12.1.        Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)           The vacating or abandonment of the Premises by Tenant.

(b)           The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due.

(c)           The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(d)           (i) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

12.2.        Remedies in Default. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

INDUSTRIAL LEASE - 8	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

(a)           Terminate Tenant’s right to possession of the premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the rate of ten percent (10%) per annum. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of retaking possession of the Premises and recovering from Tenant the amount specified in this Article 12.2(a), or proceeding under Article 12.2(b).

(b)           Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c)           Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(d)           Mitigation. Tenant acknowledges that Landlord has the right to establish basic standards which must be met by any prospective occupant of the Premises. Landlord’s duty to mitigate its damages after default by Tenant will not require Landlord to lease the Premises to more than one party nor prevent Landlord from doing so or to accept any person as a renter of the Premises if that person does not have sufficient financial net worth and business expertise to perform all of Tenant’s obligations under this Lease.

12.3.        Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is in default beyond the cure period specified herein, Tenant shall have the right to: 1) terminate this Lease upon written notice to Landlord; or 2) perform Landlord’s obligations and either charge Landlord for the reasonable costs of performance or offset such costs against any rents due.

INDUSTRIAL LEASE - 9	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

12.4.        Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount, plus ten (10%) per annum or prime rate plus two (2%) percent, whichever is greater, on the overdue amount, continuing until paid. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

13.          CONDEMNATION: If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five (25%) percent of the floor area of any buildings on the Premises, or more than twenty-five (25%) percent of land area of the Premises not covered with buildings is taken by condemnation, or any percentage of the floor area or land that makes the Premises unsuitable for Tenant’s use of the Premises, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of the taking, or in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession. If this Lease is not terminated by either Landlord or Tenant then it shall remain in full force and effect as to the portion of the Premises remaining, provided the rental shall be reduced in proportion to the floor areas of the buildings taken within the Premises as bears to the total floor area of all buildings located on the Premises. In the event this Lease is not so terminated then Landlord agrees, at Landlord’s sole cost, to as soon as reasonably possible restore the Premises to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant’s trade fixture and removable personal property.

14.          GENERAL PROVISIONS:

14.1.        Offset Statement.

(a)           Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certify that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrances of the Premises.

INDUSTRIAL LEASE - 10	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

(b)           Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance.

(c)           If Landlord desires to finance or refinance the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three (3) years financial statements of Tenant. All such financial statement shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

14.2.        Landlord’s Interests. The term “Landlord” as used herein shall mean only the owner or owners at the time in question of the fee title to the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in the case of any subsequent transfers to the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be covered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective period of ownership.

14.3.        Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

14.4.        Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall be charged interest at ten (10%) percent per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

14.5.        Time of Essence. Time is of the essence.

14.6.        Captions. Article and paragraph captions are not a part hereof.

14.7.        Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of modification.

INDUSTRIAL LEASE - 11	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

14.8.        Waivers. No waiver by Landlord of any provision hereof or of any subsequent breach by Tenant of the same or any other provision shall be a waiver of any other breach by Tenant. Landlord’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

14.9.        Recording. Tenant shall not record this Lease. Any such recordation shall be a breach under this Lease. However, Tenant may record a Memorandum of Lease reciting the existence and duration of the Lease term, and Landlord agrees to cooperate in executing such a Memorandum.

14.10.      Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon the terms hereof applicable to month-to-month tenancy.

14.11.      Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity.

14.12.      Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

14.13.      Binding Effect; Choice of Law. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of Oregon. Exclusive jurisdiction for the resolution of any dispute is hereby vested in the Circuit Court of the State of Oregon for the County of Lane, except for the provision provided for arbitration of disputes. Each party agrees not to commence or file any litigation against the other party in any other court or jurisdiction. Service of process upon a party may be made by certified mail, return receipt requested, to the party at the address shown herein, or the last known address of the person on whom service is made. Each party, and Tenant’s officers, directors and employees, will be available in Eugene, Oregon, for deposition and production of documents as requested by the other party, in any litigation or arbitration proceeding.

INDUSTRIAL LEASE - 12	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

14.14.      Subordination.

(a)           This Lease, at Landlord’s option shall be subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination. Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

(b)           Tenant agrees to execute any documents required to effectuate such subordination or to make this lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant’s attorney in fact and in Tenant’s name, place and stead, to do so.

14.15.      Attorney’s Fees. If either party named herein brings a suit or action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorney fees to be paid by the losing party, as fixed by the court. The parties agree that the venue of any litigation shall be the Circuit Court of the Sate of Oregon for Lane County, and that Oregon law shall apply.

14.16.      Landlord’s Access. Landlord and Landlord’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or the building of which they are a part as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any “For Sale” signs and Landlord may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary “For Sale or Lease” signs, all without rebate of rent or liability to Tenant. Any entry by Landlord or Landlord’s agents hereunder must be agreed upon in advance and may be limited to certain areas of the Premises, due to the particular limitations of manufacturing requirements. However, Tenant agrees to make reasonable accommodations for Landlord’s access needs. IN PARTICULAR RECOGNIZING TENANT’S NEED TO ACCESS TRUCK REPAIR ROOM.

14.17.      Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

14.18.      Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this lease is binding upon said corporation in accordance with its terms.

INDUSTRIAL LEASE - 13	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

14.19.      Landlord’s Liability. If Landlord is a limited partnership, or a limited liability company, the liability of the partners or members of the Landlord pursuant to this Lease shall be limited to assets of the partnership or limited liability company; and Tenant, its successors and assigns, shall hereby waive all rights to proceed against any of the partners, members, or the officers shareholders, or directors of any corporate partner of Landlord except to the extent of their interest in the partnership. The term “Landlord,” as used in this Article, shall mean only the owner or owners at the time in question of the fee title of the Premises, and in the event of any transfer of such title or interest Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of the Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successor and assigns, only during respective periods of ownership.

15.          PERFORMANCE BOND: At any time Tenant either desires to or is required to make any repairs, alterations, additions, improvements, or utility installation thereon, pursuant to Article 6.4 or 8.2 herein, or otherwise, and the estimated cost of such work exceeds $50,000, Landlord may at his sole option require Tenant, at Tenant’s sole cost and expense, to obtain and provide to Landlord a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such improvements, to insure Landlord against liability for mechanics and materialmen liens and to ensure completion of the work.

16.          NOTICES: Whenever under this Lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or service any such notice, deemed or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, postage prepaid, addressed to the addresses set forth herein below:

To Landlord at:   3604 Agate, Eugene, Oregon 97405

To Tenant at:       2034 W. 2nd., Eugene, Oregon 97402

17.          Notwithstanding the provisions of Article 7.3, Tenant shall, within fifteen (15) days after billing by Landlord, reimburse Landlord for the insurance premiums paid on the Premises.

18.          SIGNS: Tenant shall have the right to install one or more suitable and dignified signs, professionally done, on the exterior of the leased Premises. Said signs shall be affixed and not painted on the exterior. The signs must meet the sign codes of the City of Eugene, Oregon, and the exact size and location must be approved by Landlord in writing before installation.

INDUSTRIAL LEASE - 14	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

19.          ARBITRATION: Any dispute or controversy (except for a dispute regarding payment of money or an action against Tenant for forcible entry or wrongful detainer, including any dispute before the court in that action) between the parties concerning this Lease must be resolved by arbitration as herein provided. Either party may request arbitration and appoint as an arbitrator an independent real estate broker having knowledge of valuation of rental properties comparable to the Premises. No attorney may be appointed as an arbitrator. The other party shall also choose an arbitrator with such qualifications, and the two arbitrators shall chose a third, unless they can decide the issue without the appointment of a third. If the choice of the second or third arbitrator is not made within ten (10) days of the choosing of the prior arbitrator, then either party may apply to the presiding judge of the Circuit Court of the State of Oregon for Lane County to appoint the required arbitrator. The arbitrators shall proceed according to the Oregon statutes governing arbitration, and the award of the arbitrators shall have the effect therein provided. Arbitration shall occur in Eugene, Oregon. The parties will be entitled to conduct discovery, subject to limitation by the arbitrators to secure a just and efficient resolution of the dispute. The decisions of the arbitrators shall be final and binding on the parties and not subject to judicial appeal. Judgment upon the arbitration award may be entered in the Circuit Court of the State of Oregon for Lane County. This Article, however, will not prevent a party from resorting to Lane County Circuit Court where injunctive relief may be appropriate, unless it is within the power of the arbitrators to grant injunctive relief. Each party shall pay for its own arbitrator and will share equally the cost of a third arbitrator.

20.          HAZARDOUS SUBSTANCES.

20.1.        Emissions. Tenant will not, in violation of any federal, state or local law, ordinance, regulation or other ruling dealing with Hazardous Substances or the environment (collectively Environmental Ruling) (i) cause or permit the emission of any air, water or other pollution from the premises; or (ii) discharge, emit or permit to be discharged or emitted from the Premises any Hazardous Substance into the ground, or any subsurface water.

20.2.        Storage and Use of Hazardous Substances. Tenant will not bring into the Premises or allow any person to bring into the Premises any Hazardous Substance in violation of any Environmental Ruling. The term “Hazardous Substance” as used herein, means (i) any substance commonly regarded as hazardous, including but not limited to oil, gasoline or similar substances; (ii) any substance referred to as hazardous, toxic or a similar designation in any Environmental Ruling now or hereafter in existence relating to health or environmental protection, or to the use, storage or disposal of waste. Tenant may, in compliance with all applicable Environmental Rulings and government guidelines, use any ordinary or customary material reasonably required to be used by Tenant in the normal course of Tenant’s business on the Premises, provided that the use does not expose the Premises or any neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor.

20.3.        Disposal of Waste. Tenant will keep all trash, garbage, waste and other refuse and all Hazardous Substances which Tenant is permitted to bring on the Premises in sanitary, safe and approved containers and will regularly and frequently remove the same from the Premises.

INDUSTRIAL LEASE - 15	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

20.4.        Indemnity. Tenant will indemnify, defend and hold Landlord harmless from any loss, claim, liability or expense (including but not limited to attorney fees, fines, penalties and investigation, response, remediation and response cost) arising out of or in connection with or caused, directly or indirectly, by the emission, discharge or storage by Tenant of Hazardous Substances on or from the Premises, or below the surface of the Premises. Without limiting Tenant’s obligations hereunder, the parties intend that Tenant will be responsible for the remediation of any condition hereafter caused directly or indirectly by Tenant.

20.5.        Investigations. If Landlord has, at any time, reasonable cause to believe that the Premises are contaminated with Hazardous Substances, Landlord may employ an environmental engineer or other qualified person to conduct an investigation of the Premises at Tenant’s expense to determine compliance with the provisions of this Article 21. Tenant will, at Tenant’s expense, promptly undertake and complete all actions necessary to remediate and remove the contamination, if any.

20.6.        Approved Pesticides. Notwithstanding any contrary provision of this Section 20, Tenant may use such pesticides as Tenant deems appropriate for the conduct of Tenant’s business in the Premises provided such pesticides are approved for the use to which Tenant puts them and are applied by applicators licensed by the state of Oregon in compliance with the labeling and handling instructions for such Pesticides. Tenant will at all time during the leases, and following termination thereof. Protect, indemnify and hold Landlord harmless from any claim, lawsuit, administrative proceeding, judgment, order or demand alleging impermissible contamination of the leased or adjacent Premises arising from Tenant’s use of the leased premises, including use of approve or non approved pesticides.

21.          MUTUAL NEGOTIATIONS. The parties confirm that they have mutually negotiated this Lease and none of the terms or provisions of this Lease will be construed by a presumption against either party on the basis that the party is the author of any specific provision of this Lease.

INDUSTRIAL LEASE - 16	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____

The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures; and, all counterparts of this industrial Lease have been signed in blue ink.

Executed at: 315 Madison Street, Eugene OR 97402	By:	/s/ Allen M. Cohen
Allen M. Cohen

On September 3, 2017	Its:	Manager
Manager

LANDLORD

Executed at: 544 Blair Blvd., Eugene OR 97402	By:	/s/ Mark Frohnmayer
Mark Frohnmayer

On September 3, 2017	Its:	President
President

TENANT

Exhibit A to Section 6.4(a): Anticipated Alterations and Improvements:

Plumbing repair

Water damage repair in office portion

Expansion of office space

INDUSTRIAL LEASE - 17	Landlord - initial	_____	Landlord - Printed initial	_____
	Tenant - initial	_____	Tenant - Printed initial	_____